EXHIBIT 99.1
NEWS RELEASE
Cleveland-Cliffs Reports First-Quarter 2023 Results

CLEVELAND—April 24, 2023—Cleveland-Cliffs Inc. (NYSE: CLF) today reported first-quarter results for the period ended March 31, 2023.
Selected financial results for the first quarter of 2023 include:
•Revenues of $5.3 billion
•Steel shipments of 4.1 million net tons
•GAAP net loss of $42 million, or $0.11 per diluted share attributable to Cliffs shareholders
•Adjusted EBITDA1 of $243 million
•36% of Steelmaking revenues from direct automotive sales

First-quarter 2023 revenues were $5.3 billion, compared to $5.0 billion in the fourth quarter of 2022.
For the first quarter of 2023, the Company recorded a GAAP net loss of $42 million, corresponding to a GAAP net loss per diluted share attributable to Cliffs shareholders of $0.11. In the fourth quarter of 2022, the Company recorded a GAAP net loss of $204 million, corresponding to a GAAP net loss of $0.41 per diluted share.
First-quarter 2023 Adjusted EBITDA1 was $243 million, compared to $123 million in the fourth quarter of 2022.
Cliffs' Chairman, President, and CEO Lourenco Goncalves said: “In the first quarter, direct sales to automotive clients in our mix increased to 36%, confirming our view that our most important market is strong, and getting stronger. We expect that, throughout 2023, Cleveland-Cliffs should benefit from higher sales volumes to the automotive sector, and also from the increased prices we were able to achieve in our yearly renegotiations with each one of the car manufacturers that have Cleveland-Cliffs as their largest supplier of automotive steel. With the final batch of yearly fixed-price contracts -- the ones dated April 1st -- successfully renewed, our outlook for a significant EBITDA expansion in Q2 remains intact.”

Mr. Goncalves added: “As we expect to continue to happen going forward, in Q1 we accomplished our goal of increasing steel shipments to above 4 million tons. Improved demand from our automotive clients has allowed us to be more selective when selling flat-rolled steel to the general marketplace, allowing us in Q1 to implement several price increases to non-contract clients. With further results from the cost side, we expect 2023 to be another year of great cash flow generation.”

Steelmaking Segment Results

	Three Months Ended March 31,		Three Months Ended
	2023	2022	Dec. 31, 2022
External Sales Volumes
Steel Products (net tons)	4,085	3,637	3,838
Selling Price - Per Net Ton
Average net selling price per net ton of steel products	$1,128	$1,446	$1,156
Operating Results - In Millions
Revenues	$5,126	$5,794	$4,902
Cost of goods sold	(5,032)	(4,572)	(4,966)
Gross margin	$94	$1,222	$(64)

First-quarter 2023 steel product sales volumes of 4.1 million net tons consisted of 36% hot-rolled, 29% coated, 15% cold-rolled, 5% plate, 4% stainless and electrical, and 11% other, including slabs and rail.
Steelmaking revenues of $5.1 billion included $1.9 billion, or 36%, of direct sales to the automotive market; $1.3 billion, or 25%, of sales to the infrastructure and manufacturing market; $1.3 billion, or 25%, of sales to the distributors and converters market; and $701 million, or 14%, of sales to steel producers.
Liquidity and Cash Flow
As of April 21, 2023, the Company had total liquidity of approximately $3.1 billion, which reflected the use of net proceeds of the $750 million of Senior Unsecured Notes offering completed on April 14, 2023. These proceeds were used to reduce the borrowings under the Company's existing asset-based lending facility.
Capital Expenditures Outlook
Cliffs has lowered its full-year 2023 capital expenditures expectation to $675 to $725 million, from its previous expectation of $700 to $750 million.
Conference Call Information
Cleveland-Cliffs Inc. will host a conference call on April 25, 2023, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com.

About Cleveland-Cliffs Inc.
Cleveland-Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, Cliffs also is the largest manufacturer of iron ore pellets in North America. The Company is vertically integrated from mined raw materials, direct reduced iron, and ferrous scrap to primary steelmaking and downstream finishing, stamping, tooling, and tubing. Cleveland-Cliffs is the largest supplier of steel to the automotive industry in North America and serves a diverse range of other markets due to its comprehensive offering of flat-rolled steel products. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 27,000 people across its operations in the United States and Canada.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements other than historical facts, including, without limitation, statements regarding our current expectations, estimates and projections about our industry or our businesses, are forward-looking statements. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: continued volatility of steel, iron ore and scrap metal market prices, which directly and indirectly impact the prices of the products that we sell to our customers; uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry, which has been experiencing supply chain disruptions, such as the semiconductor shortage, and higher consumer interest rates, which could result in lower steel volumes being demanded; potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity, oversupply of iron ore, prevalence of steel imports and reduced market demand, including as a result of inflationary pressures, the COVID-19 pandemic, conflicts or otherwise; severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges of one or more of our major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could disrupt our operations or lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; disruptions to our operations relating to an infectious disease outbreak or the COVID-19 pandemic, including workforce challenges and the risk that novel variants will prove resistant to existing vaccines or that new or continuing lockdowns in China will impact our ability to source certain critical supplies in a timely and predictable manner; risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act of 1962 (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports; impacts of existing and increasing governmental regulation, including potential environmental regulations relating to climate change and carbon emissions, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements, and reclamation and remediation obligations; potential impacts to the environment or exposure to hazardous substances resulting from our operations; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit our financial flexibility and cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business; our ability to reduce our indebtedness or return capital to shareholders within the currently expected timeframes or at all; adverse changes in credit ratings, interest rates, foreign currency rates and tax laws, including adverse impacts as a result of the Inflation Reduction Act of 2022; the outcome of, and costs incurred in connection with, lawsuits, claims, arbitrations or governmental proceedings relating to commercial and business disputes, antitrust claims, environmental matters, government investigations, occupational or personal injury claims, property damage, labor and employment matters, or suits involving legacy operations and other matters; uncertain availability or cost, due to inflation or otherwise, of critical manufacturing equipment and spare parts; supply chain disruptions or changes in the cost, quality or availability of energy sources, including electricity, natural gas and diesel fuel, or critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap metal, chrome, zinc, coke and metallurgical coal; problems or disruptions associated with transporting products to our customers, moving manufacturing inputs or products internally among our facilities, or suppliers transporting raw materials to us; the risk that the cost or time to implement a strategic or sustaining capital project may prove to be greater than originally anticipated; uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events; cybersecurity incidents relating to, disruptions in, or failures of, information technology systems that are managed by us or third parties that host or have access to our data or systems, including the loss, theft or corruption of sensitive or essential business or personal information and the inability to access or control systems; liabilities and costs arising in connection with any business decisions to temporarily or indefinitely idle or permanently close an operating facility or mine, which could adversely impact the carrying value of associated assets and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with restarting any previously idled operating facility or mine; our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks; uncertainties associated with our ability to meet customers' and suppliers' decarbonization goals and reduce our greenhouse gas emissions in alignment with our own announced targets; challenges to maintaining our social license to operate with our stakeholders, including the impacts of our operations on local communities, reputational impacts of operating in a carbon-intensive industry that produces greenhouse gas emissions, and our ability to foster a consistent operational and safety track record; our actual economic mineral reserves or reductions in current mineral reserve estimates, and any title defect or loss of any lease, license, easement or other possessory interest for any mining property; our ability to maintain satisfactory labor relations with unions and employees; unanticipated or higher costs associated with pension and other post-employment benefit obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations; uncertain availability or cost of skilled workers to fill critical operational positions and potential labor shortages caused by experienced employee attrition or otherwise, as well as our ability to attract, hire, develop and retain key personnel; the amount and timing of any repurchases of our common shares; and potential significant deficiencies or material weaknesses in our internal control over financial reporting.

For additional factors affecting the business of Cliffs, refer to Part I – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the U.S. Securities and Exchange Commission.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Senior Director, Corporate Communications (216) 694-5316		James Kerr Manager, Investor Relations (216) 694-7719
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	Three Months Ended March 31,		Three Months Ended
(In millions, except per share amounts)	2023	2022	Dec. 31, 2022
Revenues	$5,295	$5,955	$5,044
Operating costs:
Cost of goods sold	(5,196)	(4,706)	(5,104)
Selling, general and administrative expenses	(127)	(122)	(116)
Miscellaneous – net	(3)	(33)	(6)
Total operating costs	(5,326)	(4,861)	(5,226)
Operating income (loss)	(31)	1,094	(182)
Other income (expense):
Interest expense, net	(77)	(77)	(71)
Gain (loss) on extinguishment of debt	—	(14)	1
Net periodic benefit credits other than service cost component	50	49	64
Other non-operating income (expense)	2	(2)	2
Total other expense	(25)	(44)	(4)
Income (loss) from continuing operations before income taxes	(56)	1,050	(186)
Income tax benefit (expense)	13	(237)	(19)
Income (loss) from continuing operations	(43)	813	(205)
Income from discontinued operations, net of tax	1	1	1
Net income (loss)	(42)	814	(204)
Income attributable to noncontrolling interest	(15)	(13)	(10)
Net income (loss) attributable to Cliffs shareholders	$(57)	$801	$(214)

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.11)	$1.54	$(0.41)
Discontinued operations	—	—	—
	$(0.11)	$1.54	$(0.41)
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.11)	$1.50	$(0.41)
Discontinued operations	—	—	—
	$(0.11)	$1.50	$(0.41)

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

(In millions)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$59	$26
Accounts receivable, net	2,216	1,960
Inventories	4,923	5,130
Other current assets	246	306
Total current assets	7,444	7,422
Non-current assets:
Property, plant and equipment, net	8,950	9,070
Goodwill	1,130	1,130
Pension and OPEB, asset	370	356
Other non-current assets	758	777
TOTAL ASSETS	$18,652	$18,755
LIABILITIES
Current liabilities:
Accounts payable	$2,173	$2,186
Accrued employment costs	388	429
Accrued expenses	271	383
Other current liabilities	628	551
Total current liabilities	3,460	3,549
Non-current liabilities:
Long-term debt	4,559	4,249
Pension liability, non-current	465	473
OPEB liability, non-current	572	585
Deferred income taxes	527	590
Other non-current liabilities	1,276	1,267
TOTAL LIABILITIES	10,859	10,713
TOTAL EQUITY	7,793	8,042
TOTAL LIABILITIES AND EQUITY	$18,652	$18,755

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	Three Months Ended March 31,
(In millions)	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$(42)	$814
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	242	301
Impairment of long-lived assets	—	29
Deferred income taxes	(4)	57
Pension and OPEB credits	(40)	(27)
Loss on extinguishment of debt	—	14
Other	39	25
Changes in operating assets and liabilities:
Accounts receivable, net	(257)	(512)
Inventories	207	(372)
Income taxes	15	180
Pension and OPEB payments and contributions	(30)	(60)
Payables, accrued employment and accrued expenses	(90)	109
Other, net	(79)	(25)
Net cash provided (used) by operating activities	(39)	533
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(188)	(236)
Other investing activities	3	1
Net cash used by investing activities	(185)	(235)
FINANCING ACTIVITIES
Repurchase of common shares	—	(19)
Repayments of debt	—	(360)
Borrowings under credit facilities	1,646	1,715
Repayments under credit facilities	(1,339)	(1,609)
Other financing activities	(50)	(38)
Net cash provided (used) by financing activities	257	(311)
Net increase (decrease) in cash and cash equivalents	33	(13)
Cash and cash equivalents at beginning of period	26	48
Cash and cash equivalents at end of period	$59	$35

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and Adjusted EBITDA on a consolidated basis. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	Three Months Ended March 31,		Three Months Ended
(In millions)	2023	2022	Dec. 31, 2022
Net income (loss)	$(42)	$814	$(204)
Less:
Interest expense, net	(77)	(77)	(71)
Income tax benefit (expense)	13	(237)	(19)
Depreciation, depletion and amortization	(242)	(301)	(246)
Total EBITDA	$264	$1,429	$132
Less:
EBITDA of noncontrolling interests	$23	$22	$17
Gain (loss) on extinguishment of debt	—	(14)	1
Asset impairment	—	(29)	—
Other, net	(2)	(2)	(9)
Total Adjusted EBITDA	$243	$1,452	$123

EBITDA of noncontrolling interests includes the following:
Net income attributable to noncontrolling interests	$15	$13	$10
Depreciation, depletion and amortization	8	9	7
EBITDA of noncontrolling interests	$23	$22	$17